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                     U.S. Securities and Exchange Commission

                             Washington, D.C. 20549

                                    Form F-X

                 APPOINTMENT OF AGENT FOR SERVICE OF PROCESS AND

                                   UNDERTAKING

     A. Name of issuer or person filing ("Filer"): Solucorp Industries Ltd.

     B. This is [check one]
          [X]  an original filing for the Filer
          [_]  an amended filing for the Filer

     C. Identify the filing in conjunction with which this Form is being filed:

          Name of registrant Solucorp Industries Ltd.

          Form type Form 10-SB

          File Number (if known)

          Filed by Solucorp Industries Ltd.

          Date Filed (if filed concurrently, so indicate) Concurrently

     D. The Filer is incorporated or organized under the laws of (Name of the jurisdiction under whose laws the issuer is organized or incorporated ... and has its principal place of business at (Address in full and telephone number) Incorporated in the Yukon Territory, Canada, and has its principal place of business at 250 Road, West Nyack, New York 10994

     E. The Filer designates and appoints (Name of United States person serving as agent) ("Agent"). Located at (Address in full in the Unites States and Telephone Number) Sommer & Schneider LLP, 600 Old Country Road, Garden City, New York 11530 (516) 228--8181 as the agent of the Filer upon whom may be served any process, pleadings, subpoenas, or other papers in

     (a) any investigation or administrative proceeding conducted by the Commission; and

     (b) any civil suit or action brought against the Filer or to which the Filer has been jointed as defendant or respondent, in any appropriate court in any place subject to the jurisdiction of any state or of the United States or of any of its territories or possessions or of the District of Columbia, where the investigation, proceeding or cause of action arises out of or relates to or concerns (i) any offering made or purported to be made in connection with the securities registered or qualified by the Filer on Form (Name of form) 10-SB on
(Date)December l9, 1997 or purchases or sales of any security in connection therewith; (ii) the securities in relation to which the obligation to file an annual report on Form 40-F arises, or any purchases or sales of such securities;
(iii) any tender offer for the securities of a Canadian issuer



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with respect to which filings are made by the Filer with the Commission on
Schedule 13E-4F, 14D-IF or 14D-9F; or (iv) the securities in relation to which the Filer acts as trustee pursuant to an exemption under Rule lOa-5 under the Trust Indenture Act of 1939. The Filer stipulates and agrees that any such civil suit or action or administrative proceeding may be commenced by the service of process upon, and that service of an administrative subpoena shall be effected by service upon such agent for service of process, and that service as aforesaid shall be taken and held in all courts and administrative tribunals to be valid and binding as if personal service thereof had been made.

     F. Each person filing this Form in connection with:

     (a) the use of Form F-9, F-b, 40-F, or SB-2 or Schedule 13K-4F, 14D-lF or 14D-9F stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed from the date the issuer of the securities to which such Forms and Schedules relate has ceased reporting under the Exchange Act;

     (b) the use of Form F-8 or Form F-80 stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed following the effective date of the latest amendment to such Form F-8 or Form F-80;

     (c) its status as trustee with respect to securities registered on Form F-7, F-8, F-9, F-b, F-80, or SB-2 stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time during which any of the securities subject to the indenture remain outstanding; and

     (d) the use of Form 1-A or other Commission form for an offering pursuant to Regulation A stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed from the date of the last sale of securities in reliance upon the Regulation A exemption.

Each filer further undertakes to advise the Commission promptly of any change to the Agent's name and address during the applicable period by amendment of this Form, referencing the file number of the relevant form in conjunction with which the amendment is being filed.

     G. Each person filing this Form, other than a trustee filing in accordance with General Instruction I.(e) of this Form, undertakes to make available, in person or by telephone, representatives to respond to inquires made by the Commission staff, and to furnish promptly when requested to do so by the Commission staff, information relating to: the Forms, Schedules and offering statements described in General Instructions I.(a), I.(b), I.(c), I.(d) and I.(f) of this Form, as applicable; the securities to which such Forms, Schedules and offering statements relate; and the transactions in such securities.

The Filer certifies that its has duly caused this power of attorney, consent, stipulation and agreement to be signed West Nyack Count on its behalf by the undersigned, thereunto duly authorized, in the City of West Nyack Country of U.S.A. this 19th day of December, 1997.

/s/ Peter Mantia, President
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Filer: Peter Mantia                                     By:(Signature and Title)

     This statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature) /s/ Peter Mantia
            ---------------------------
(Title)     President
(Date)      December 19, 1.997